AMENDMENT NO. 1
TO THE
HAMILTON BEACH BRANDS, INC.
LONG-TERM INCENTIVE COMPENSATION PLAN
(EFFECTIVE JANUARY 1, 2010)

Hamilton Beach Brands, Inc. (the “Company”), hereby adopts this Amendment No. 1 to the Hamilton Beach Brands, Inc. Long-Term Incentive Compensation Plan (Effective January 1, 2010) (the “Plan”), effective January 1, 2013. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.

Section 1
The first sentence of Section 6 of the Plan is hereby amended by deleting the phrase “Hay Salary Grade of 16 or above” and replacing it with the phrase “Hay Salary Grade of 17 or above” therein.

EXECUTED this 13th day of November, 2012.

HAMILTON BEACH BRANDS, INC.

/s/ Kathleen L. Diller
Kathleen L. Diller
Vice President, General Counsel and Secretary